Exhibit 99.1 – News Release

Ritchie Bros. reports third quarter 2017 results

VANCOUVER, November 9, 2017 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reports results for the three and nine months ended September 30, 2017.

The Company also announced today a new reportable segment and a resulting change to its segmented information. The changes are due to a shift in how the Company manages and evaluates its business operations after its merger with IronPlanet (the “Merger”), which closed on May 31, 2017. The Company now distinguishes between revenues generated from transactional asset disposition services and those from other non-transactional services. The following table illustrates the placement of key channels and services:

Auctions and Marketplaces segment	Other services

Live on site auctions Includes: Ritchie Bros. live unreserved on site auctions, Cat® Auctions, Kruse Energy, Xcira	Online listing service Includes: Mascus

Online auctions and marketplaces Includes: IronPlanet, EquipmentOne, Marketplace[e], GovPlanet, TruckPlanet, Ritchie Bros. Private Treaty	Support businesses Includes: Ritchie Bros. Financial Services, Asset Appraisal Services, Equipment Refurbishment, Ritchie Bros. Logistical Services

Third Quarter 2017 Highlights:

(All figures are presented in U.S. dollars)

During the quarter, the Company generated $141.0 million of revenues, an increase of 9% versus the same quarter last year with $10.3 million of net income attributable to stockholders versus a net loss of $5.1 million in the third quarter of 2016. Diluted EPS attributable to stockholders was $0.09 including $3.6 million of acquisition-related costs and $10.6 million of interest expense compared to diluted loss per share attributable to stockholders of $0.05 in the third quarter of 2016.

•	Consolidated Revenues up 9% to $141.0 million versus third quarter 2016
•	Consolidated Revenue Rate[1] was 13.84%, a 94-basis point increase from the third quarter of 2016
•	Auctions and Marketplaces segment revenues up 8% with segment Revenue Rate[1] up 66 basis points (“bps”) to 12.78% versus third quarter 2016
•	Revenue from other services of $10.8 million; an increase of 39% compared to the third quarter of 2016
•	$97.2 million of net cash provided by operating activities through the first nine months of 2017
•	Declared quarterly dividend of $0.17 per common share
•	Gross Transaction Value (“GTV”)[1] of $1,019.3 million, a 2% increase compared to the third quarter of 2016

“Our third quarter revenues declined on a like-for-like basis versus prior year, which is primarily related to the significant equipment supply shortage especially in the U.S., as dealers and end users continue to experience high equipment utilization rates. We faced a tough comparable quarter due to the massive Columbus auction last year, as well as growing pains of sales force integration and execution, as our legacy RB and IP teams learn to sell each others’ offerings. On a positive note, the combination of RB and IP continued to deliver sequential revenue rate improvement. We achieved strong double-digit growth in our International business, particularly Europe, and in RBFS, Mascus and ancillary services. We remain optimistic about the long-term value creation prospects of the combination with IronPlanet and are laser-focused on regaining growth momentum” said Ravi Saligram, Chief Executive Officer of Ritchie Bros.

[1]	GTV represents the total proceeds from all items sold at the Company’s auctions and online marketplaces and, effective August 1, 2017, no longer includes EquipmentOne buyer’s premiums. The Company has also retrospectively restated GTV to exclude GTV from the Company’s Asset Appraisal Services, which are not included in the Company’s Auctions and Marketplaces segment. GTV attributable to Asset Appraisal Services was $8.0 million during the third quarter of 2017 and $3.1 million during the second quarter of 2017. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements. Auctions and Marketplaces segment Revenue Rate is calculated as segment revenues divided by GTV. Consolidated Revenue Rate is calculated as total, consolidated revenues divided by GTV.

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Saligram continued, “our multi-channel live on site and online portfolio and technology platform afford us a unique ability to optimize our use of capital and to scale our business efficiently. As we evolve our integration efforts, we are launching a comprehensive initiative to transform our auction operations to align and enable our multi-channel go-to-market sales approach and achieve structural cost efficiencies. A first step in this process is to optimize our live auction network by rationalizing sites with marginal returns and focusing resources on our high volume sites, while increasing the usage of our weekly featured online auction throughout the year; specifically we plan to cease operations at five live auction sites in North America by year end. Our sales coverage will remain unchanged and our sales teams will continue to serve customers in these regions through both our closest live auction site and our online solutions.”

Financial Overview

(Unaudited)

(in U.S. $ millions, except EPS)	Three months ended September 30,				Nine months ended September 30,
			Better/(Worse)				Better/(Worse)
	2017	2016	2017 over 2016		2017	2016	2017 over 2016
Revenues	$141.0	$128.9	9%		$431.7	$419.6	3%
Selling, general and administrative expenses	$85.3	$68.3	(25%)		$230.3	$209.4	(10%)
Acquisition-related costs	$3.6	$5.4	34%		$35.2	$7.2	(388%)
Impairment loss	$-	$28.2	100%		$8.9	$28.2	68%
Operating income	$16.9	$2.3	641%		$67.4	$95.1	(29%)
Adjusted operating income (non-GAAP) measure)[2]	$16.9	$30.5	(45%)		$91.6	$123.3	(26%)
Operating income margin	12.0%	1.8%	1020	bps	15.6%	22.7%	-710	bps
Adjusted operating income margin (non-GAAP measure)[3]	12.0%	23.7%	-1170	bps	21.2%	29.4%	-820	bps
Net income (loss) attributable to stockholders	$10.3	$(5.1)	300%		$38.3	$64.0	(40%)
Adjusted net income attributable to stockholders (non-GAAP measure)[4]	$10.3	$21.3	(52%)		$59.4	$90.4	(34%)
Diluted earnings (loss) per share attributable to stockholders	$0.09	$(0.05)	280%		$0.35	$0.60	(42%)
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)[5]	$0.09	$0.20	(55%)		$0.55	$0.84	(35%)
GTV	$1,019.3	$998.9	2%		$3,173.1	$3,294.5	(4%)
Auctions and Marketplaces segment:
Revenues	130.2	121.1	8%		400.6	395.2	1%
Revenue Rate	12.78%	12.12%	66	bps	12.62%	12.00%	62	bps

Adjusted (non-GAAP) figures for the three and nine months ended September 30, 2017 in the table above include the impact of $3.6 million ($0.03 per diluted share) and $19.9 million ($0.18 per diluted share) of pre-tax acquisition-related costs, respectively. Segmented information, which includes segment revenues and profits, can be found in the tables on pages 11 through 13 of this News Release.

[2]	Adjusted operating income is a non-GAAP measure. The Company uses income statement and balance sheet performance scorecards to align the Company's operations with its strategic priorities. The Company concentrates on a limited number of metrics to ensure focus and to facilitate quarterly performance discussions. The income statement scorecard includes the performance metric, adjusted operating income. The Company believes that comparing adjusted operating income for different financial periods provides useful information about the growth or decline of operating income for the relevant financial period. The Company calculates adjusted operating income by eliminating from operating income the pre-tax effects of significant non-recurring items that the Company does not consider to be part of its normal operating results, such as acquisition-related costs, management reorganization costs, severance, retention, gains/losses on sale of certain property, plant and equipment, impairment losses, and certain other items, which the Company refers to as 'adjusting items'. Adjusted operating income is reconciled to the most directly comparable GAAP measures in the Company's consolidated financial statements under "Non-GAAP Measures" below.

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[3]	The Company’s income statement scorecard includes the performance metric, adjusted operating income margin, which is a non-GAAP measure. The Company believes that comparing adjusted operating income margin for different financial periods provides useful information about the growth or decline of its operating income for the relevant financial period. The Company calculates adjusted operating income margin by dividing adjusted operating income (non-GAAP measure) by revenues. Adjusted operating income margin is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures” below.

[4]	Adjusted net income attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing adjusted net income attributable to stockholders for different financial periods provides useful information about the growth or decline of the Company’s net income attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Adjusted net income attributable to stockholders represents net income attributable to stockholders excluding the effects of adjusting items and is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures” below.

[5]	Diluted adjusted EPS attributable to stockholders is a non-GAAP financial measure. The Company believes that comparing diluted adjusted EPS attributable to stockholders for different financial periods provides useful information about the growth or decline of the Company’s diluted EPS attributable to stockholders for the relevant financial period, and eliminates the financial impact of adjusting items the Company does not consider to be part of its normal operating results. Diluted adjusted EPS attributable to stockholders is calculated by dividing adjusted net income attributable to stockholders (non-GAAP measure), net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding. Diluted adjusted EPS attributable to stockholders is reconciled to the most directly comparable GAAP measures in the Company’s consolidated financial statements under “Non-GAAP Measures” below.

Results of operations – third quarter and year-to-date update

For the three and nine months ended September 30, 2017

Gross Transaction Value (“GTV”) increased $20.5 million, or 2%, compared to the third quarter of 2016. The increase is primarily due to the Merger and the resulting increase in online marketplace GTV, as well as a positive impact of foreign exchange rates over the comparative period. Increases in GTV from the Merger were offset by overall lower equipment supply in the market and higher equipment utilization rates in key industry sectors leading to a decrease in the number of auction lots, as well as some lower sales productivity as the Company completes the integration of its sales teams post-Merger. On a year-to-date basis, GTV decreased $121.4 million, or 4% versus the same period last year.

During the third quarter of 2017, the Company continued to actively pursue the use of underwritten commission contracts from a strategic perspective and when the opportunity arose, only entering into such contracts when the risk/reward profile of the terms were agreeable. The volume of underwritten commission contracts decreased to 18% of GTV in the third quarter of 2017 from 27% in the third quarter of 2016, primarily due to the pressure on used equipment market supply volume. The tight supply of used equipment resulted in less opportunity for the Company to pursue underwritten commission contracts.

Revenues increased $12.2 million, or 9%, compared to the third quarter of 2016. This increase is primarily due to the performance of live onsite auction activities in Europe and Australia, as well as the Merger and increases in revenues from other value-added services, including Ritchie Bros. Financial Services (“RBFS”). Consolidated Revenue Rate increased 94 basis points to 13.84% versus the same period last year due to the Merger and the growth in non-GTV related services. On a year-to-date basis, revenues increased $12.1 million, or 3%, versus the third quarter of 2016 with Consolidated Revenue Rate increasing by 87 basis points to 13.61% versus the same period last year.

Costs of services increased $4.8 million to $19.6 million from $14.8 million in the third quarter of 2016. This increase is primarily due to costs associated with the Company’s inspection and appraisal activities, which increased as a result of the Merger, as well as an increase in the number of agricultural auctions over the comparative period. On a year-to-date basis, costs of services increased $4.2 million, or 8% compared to the same period last year.

Selling, general and administrative (“SG&A”) expenses increased $17.0 million, or 25%, compared to the third quarter of 2016. This increase is primarily due to the Merger, including increased headcount, travel costs, and search engine fees associated with the online marketplace channel, as well as merit increases and higher bank fees attributable to the new credit facility. On a year-to-date basis, SG&A expenses increased $20.9 million or 10% versus the same period last year.

Acquisition-related costs consist of operating expenses directly incurred as part of a business combination, due diligence, and integration planning – including those related to the IronPlanet Merger – and continuing employment costs that are recognized separately from the Company’s business combinations. Third quarter 2017 and 2016 acquisition-related costs were $3.6 million and $5.4 million, respectively, and consisted primarily of costs associated with the Merger. Year-to-date acquisition-related costs were $35.2 million versus $7.2 million during the first nine months of 2016.

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Operating income increased $14.6 million, or 641%, to $16.9 million compared to $2.3 million in the third quarter of 2016. This improvement was primarily due to a $28.2 million impairment loss recognized in the third quarter of 2016 together with higher third quarter 2017 revenues, and partially offset by higher third quarter 2017 SG&A expenses, costs of services, and depreciation and amortization (“D&A”) expenses. On a year-to-date basis, operating income decreased $27.7 million, or 29%, to $67.4 million compared to the first nine months of 2016.

Net income attributable to stockholders increased $15.4 million, or 300%, compared to the third quarter of 2016. This improvement is primarily due to the increase in operating income and lower income tax expense, partially offset by higher interest expense. The lower income tax expense was primarily due to the lower estimated annual effective tax rate for the full 2017 year, which was caused by a greater proportion of earnings taxed in jurisdictions with lower tax rates, as well as the impact of revised estimates of the tax deductibility of stock option compensation expenses and acquisition-related costs. Also, the comparative period reflected the impact of a non-deductible goodwill impairment loss recorded in the third quarter of 2016. The increases in interest expense were due to the increased indebtedness to fund the Merger. On a year-to-date basis, net income attributable to stockholders decreased $25.7 million, or 40% compared to first nine months of 2016.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders was $0.09 compared to diluted loss per share attributable to stockholders of $0.05 in the third quarter of 2016. On a year-to-date basis, diluted EPS attributable to stockholders decreased 42% to $0.35 from $0.60 in the first nine months of 2016.

Results by segment

Auctions and Marketplaces segment

Gross Transaction Value. GTV increased $20.5 million, or 2%, in the third quarter of 2017 compared to the third quarter of 2016. The increase is primarily due to the Merger and the resulting increase in online marketplace GTV, as well as a positive impact of foreign exchange rates over the comparative period. On a year-to-date basis, GTV decreased $121.4 million, or 4%, compared to the nine months ended September 30, 2016. The decrease in GTV on a year-to-date basis is primarily due to the decrease in GTV generated by the live on site auction channel compared to the first nine months of 2016, partially offset by the Merger and a positive impact of foreign exchange rates over the comparative period. The live on site auction channel GTV decrease is primarily due to a decrease in the number of industrial and agricultural auction lots and changes in the auction calendar in the nine months ended September 30, 2017 compared to the same period in 2016.

Revenue. Segment revenue increased 8% to $130.2 million compared to $121.1 million in the third quarter of 2016 primarily for the same reasons noted above in the consolidated revenue commentary. Segment Revenue Rate improved 66 basis points to 12.78% in the third quarter of 2017, primarily due to the Merger, which resulted in higher buyer transaction and listing fees from the online marketplace channel.

On a year-to-date basis, segment revenue increased 1% to $400.6 million compared to $395.2 million in the nine months ended September 30, 2016. Segment Revenue Rate increased 62 basis points to 12.62% in the first nine months of 2017, primarily due to the Merger and improved performance on underwritten transactions. The impact of the improved Revenue Rate on segment revenues was partially offset by the impact of lower GTV.

SG&A expenses. Segment SG&A expenses increased $16.6 million, or 25%, compared to the third quarter of 2016 primarily for the same reasons noted above in the consolidated SG&A expense commentary. On a year-to-date basis, segment SG&A expenses increased $19.6 million, or 10%, compared to the first nine months of 2016.

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Other services

Revenue from other services grew $3.0 million, or 39%, compared to the third quarter of 2016. This increase is primarily due to the Merger, which added $1.4 million of Asset Appraisal Services (“AAS”) revenue in the third quarter of 2017, as well as increases in revenue from RBFS and Mascus. On a year-to-date basis, revenue from other services grew $6.8 million, or 28%, compared to the first nine months of 2016. RBFS segment revenues increased $2.6 million and the Merger added $1.9 million of AAS revenue in the first nine months of 2017.

RBFS operating segment. RBFS segment revenues were $3.4 million, a 20% increase compared to the $2.9 million in the third quarter of 2016. Funded volume, which represents the amount of lending brokered by RBFS, increased 15% from $56.3 million in the third quarter of 2016 to $65.0 million. RBFS segment profit increased 9% over the same comparative period to $1.7 million from $1.5 million.

On a year-to-date basis, RBFS segment revenues were $11.5 million, a 29% increase compared to the $8.9 million in the first nine months of 2016. Funded volume increased 13% from $191.6 million in the first nine months of 2016 to $216.2 million. RBFS segment operating profit increased 31% over the same comparative period to $6.4 million from $4.9 million.

Site Closures

The Company announced today a series of actions to streamline its auction site portfolio and intensify efforts to operationalize and enable its growing multi-channel program. The actions include closure of the following five North American auction sites by the end of 2017: Grande Prairie in Canada and Raleigh-Durham, St. Louis, Manchester, and Albuquerque in the United States.

Dividend Information

Quarterly dividend

The Company declares a quarterly cash dividend of $0.17 per common share payable on December 20, 2017 to shareholders of record on November 29, 2017.

Q3 2017 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended September 30, 2017, at 8:00 am Pacific time / 11:00 am Eastern time / 4:00 pm GMT on November 10, 2017. A replay will be available shortly after the call.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a multitude of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the Company's selling channels include: Ritchie Bros. Auctioneers, the world's largest industrial auctioneer offering live on site auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing its exclusive IronClad Assurance® equipment condition certification program; EquipmentOne, an online auction marketplace; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about the unprecedented choice provided by Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including integration efforts with IronPlanet gaining momentum and accelerating growth, ceasing live on site auction activities at five auction sites in North America, the use or continued development of technology assets, the effects on the Company’s performance of changing foreign exchange rates, and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Merger; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which are available on the SEC, SEDAR, and the Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and condensed consolidated income statements – third quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Three months ended September 30,	2017	2016

GTV	$1,019,322	$998,859
Revenues	$141,047	$128,876
Costs of services, excluding depreciation and amortization	19,583	14,750
	121,464	114,126
Selling, general and administrative expenses	85,335	68,293
Acquisition-related costs	3,587	5,398
Depreciation and amortization expenses	14,837	10,196
Gain on disposition of property, plant and equipment	(42)	(570)
Impairment loss	-	28,243
Foreign exchange loss	816	281
Operating income	$16,931	$2,285
Other income (expense):
Interest income	517	369
interest expense	(10,558)	(934)
Equity income (loss)	(109)	213
Other, net	184	247
	(9,966)	(105)
Income before income taxes	$6,965	$2,180
Income tax expense	(3,358)	7,180
Net income (loss)	$10,323	$(5,000)
Net income (loss) attributable to:
Stockholders	10,261	(5,137)
Non-controlling interests	62	137
	$10,323	$(5,000)
Earnings (loss) per share attributable to stockholders:
Basic	$0.10	$(0.05)
Diluted	$0.09	$(0.05)
Weighted average number of share outstanding:
Basic	107,120,618	106,622,376
Diluted	108,178,303	107,525,051

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GTV and condensed consolidated income statements – year-to-date

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Nine months ended September 30,	2017	2016

GTV	$3,173,050	$3,294,463
Revenues	$431,732	$419,626
Costs of services, excluding depreciation and amortization	53,987	49,821
	377,745	369,805
Selling, general and administrative expenses	230,287	209,395
Acquisition-related costs	35,162	7,198
Depreciation and amortization expenses	37,047	30,560
Gain on disposition of property, plant and equipment	(1,071)	(1,017)
Impairment loss	8,911	28,243
Foreign exchange loss (gain)	(7)	332
Operating income	$67,416	$95,094
Other income (expense):
Interest income	2,459	1,354
interest expense	(27,311)	(3,357)
Equity income (loss)	(158)	1,209
Other, net	4,045	1,214
	(20,965)	420
Income before income taxes	$46,451	$95,514
Income tax expense	7,982	29,929
Net income	$38,469	$65,585
Net income attributable to:
Stockholders	38,273	63,979
Non-controlling interests	196	1,606
	$38,469	$65,585
EPS attributable to stockholders:
Basic	$0.36	$0.60
Diluted	$0.35	$0.60
Weighted average number of share outstanding:
Basic	106,993,358	106,595,088
Diluted	108,069,624	107,221,390

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Condensed consolidated balance sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$224,474	$207,867
Restricted cash	89,846	50,222
Trade and other receivables	212,330	52,979
Inventory	46,333	28,491
Advances against auction contracts	9,983	5,621
Prepaid expenses and deposits	16,422	19,005
Assets held for sale	654	632
Income taxes receivable	21,413	13,181
	621,455	377,998
Property, plant and equipment	530,495	515,030
Equity-accounted investments	7,287	7,326
Restricted cash	-	500,000
Deferred debt issue costs	4,054	6,182
Other non-current assets	7,198	4,027
Intangible assets	261,122	72,304
Goodwill	669,646	97,537
Deferred tax assets	28,607	19,129
	$2,129,864	$1,599,533
Liabilities and Equity
Current liabilities:
Auction proceeds payable	$360,517	$98,873
Trade and other payables	132,045	124,694
Income taxes payable	1,277	5,355
Short-term debt	8,567	23,912
Current portion of long-term debt	16,985	-
	519,391	252,834
Long-term debt	800,900	595,706
Share unit liabilities	2,444	4,243
Other non-current liabilities	18,118	14,583
Deferred tax liabilities	62,068	36,387
	1,402,921	903,753
Contingencies
Contingently redeemable performance share units	7,230	3,950
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 107,180,726 (December 31, 2016: 106,822,001)	135,919	125,474
Additional paid-in capital	38,907	27,638
Retained earnings	584,263	601,071
Accumulated other comprehensive loss	(44,354)	(67,126)
Stockholders' equity	714,735	687,057
Non-controlling interest	4,978	4,773
	719,713	691,830
	$2,129,864	$1,599,533

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Condensed consolidated statements of cash flows

(Expressed in thousands of United States dollars)

(Unaudited)

Nine months ended September 30,	2017	2016
Cash provided by (used in):
Operating activities:
Net income	$38,469	$65,585
Adjustments for items not affecting cash:
Depreciation and amortization expenses	37,047	30,560
Inventory write down	778	2,284
Impairment loss	8,911	28,243
Stock option compensation expense	10,996	4,025
Equity-classified PSU expense	1,871	1,222
Deferred income tax recovery	(9,583)	(5,838)
Equity loss (income) less dividends received	158	(1,209)
Unrealized foreign exchange (gain) loss	(1,011)	586
Change in fair value of contingent consideration	(2,194)	-
Gain on disposition of property, plant and equipment	(1,071)	(1,017)
Debt issue cost amortization	2,058	-
Other, net	239	-
Net changes in operating assets and liabilities	10,547	36,980
Net cash provided by operating activities	97,215	161,421
Investing activities:
Acquisition of IronPlanet, net of cash acquired	(675,851)	-
Acquisition of Mascus	-	(28,123)
Acquisition of Petrowsky	-	(6,250)
Acquisition of contingently redeemable NCI	-	(41,092)
Acquisition of NCI	-	(226)
Property, plant and equipment additions	(8,086)	(12,600)
Intangible asset additions	(20,482)	(12,041)
Proceeds on disposition of property, plant and equipment	3,487	3,259
Other, net	(667)	(243)
Net cash used in investing activities	(701,599)	(97,316)
Financing activities:
Issuances of share capital	7,934	20,702
Share repurchase	-	(36,726)
Dividends paid to stockholders	(54,558)	(52,303)
Dividends paid to NCI	(41)	(3,436)
Proceeds from short-term debt	6,850	52,584
Repayment of short-term debt	(22,793)	(28,641)
Proceeds from long-term debt	325,000	46,572
Repayment of long-term debt	(104,729)	(46,568)
Debt issue costs	(12,624)	(844)
Repayment of finance lease obligations	(1,565)	(1,282)
Other, net	(129)	332
Net cash provided by (used in) financing activities	143,345	(49,610)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	17,270	6,656
Cash, cash equivalents, and restricted cash:
Increase (decrease)	(443,769)	21,151
Beginning of period	758,089	293,246
Cash, cash equivalents, and restricted cash, end of period	$314,320	314,397

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Segmented information

(Expressed in thousands of United States dollars)

(Unaudited)

	Three months ended September 30, 2017			Nine months ended September 30, 2017
	Auctions and Marketplaces	Other	Consolidated	Auctions and Marketplaces	Other	Consolidated
Revenues	$130,242	$10,805	$141,047	$400,565	$31,167	$431,732
Costs of services, excluding D&A	(18,383)	(1,200)	(19,583)	(51,948)	(2,039)	(53,987)
Selling, general and administrative ("SG&A") expenses	(81,964)	(3,371)	(85,335)	(220,555)	(9,732)	(230,287)
Impairment loss	-	-	-	(8,911)	-	(8,911)
Segment profit	$29,895	$6,234	$36,129	$119,151	$19,396	$138,547
Acquisition-related costs			(3,587)			(35,162)
D&A expenses			(14,837)			(37,047)
Gain on disposition of Property, plant and equipment ("PPE")			42			1,071
Foreign exchange gain (loss)			(816)			7
Operating income			$16,931			$67,416
Other expense			(9,966)			(20,965)
Income tax recovery (expense)			3,358			(7,982)
Net income			$10,323			$38,469

	Three months ended March 31, 2017			Three months ended June 30, 2017
	Auctions and Marketplaces	Other	Consolidated	Auctions and Marketplaces	Other	Consolidated
Revenues	$115,677	$8,822	$124,499	$154,646	$11,540	$166,186
Costs of services, excluding D&A	(12,587)	(226)	(12,813)	(20,978)	(613)	(21,591)
SG&A expenses	(67,392)	(3,183)	(70,575)	(71,199)	(3,178)	(74,377)
Impairment loss	-	-	-	(8,911)	-	(8,911)
Segment profit	$35,698	$5,413	$41,111	$53,558	$7,749	$61,307
Acquisition-related costs			(8,627)			(22,948)
D&A expenses			(10,338)			(11,872)
Gain on disposition of PPE			721			308
Foreign exchange gain			730			93
Operating income			$23,597			$26,888
Other expense			(5,849)			(5,150)
Income tax expense			(7,315)			(4,025)
Net income			$10,433			$17,713

Ritchie Bros.	11

	Three months ended September 31, 2016			Three months ended December 31, 2016
	Auctions and Marketplaces	Other	Consolidated	Auctions and Marketplaces	Other	Consolidated
Revenues	$121,111	$7,765	$128,876	$136,598	$10,171	$146,769
Costs of services, excluding D&A	(14,493)	(257)	(14,750)	(16,035)	(206)	(16,241)
SG&A expenses	(65,346)	(2,947)	(68,293)	(72,212)	(1,922)	(74,134)
Impairment loss	(28,243)	-	(28,243)	-	-	-
Segment profit	$13,029	$4,561	$17,590	$48,351	$8,043	$56,394
Acquisition-related costs			(5,398)			(4,631)
D&A expenses			(10,196)			(10,301)
Gain on disposition of PPE			570			265
Foreign exchange loss			(281)			(1,099)
Operating income			$2,285			$40,628
Other expense			(105)			(5,648)
Income tax expense			(7,180)			(7,053)
Net income (loss)			$(5,000)			$27,927

	Three months ended March 31, 2016			Three months ended June 30, 2016
	Auctions and Marketplaces	Other	Consolidated	Auctions and Marketplaces	Other	Consolidated
Revenues	$125,659	$6,286	$131,945	$148,458	$10,347	$158,805
Costs of services, excluding D&A	(15,313)	-	(15,313)	(19,407)	(351)	(19,758)
SG&A expenses	(65,706)	(1,404)	(67,110)	(69,915)	(4,077)	(73,992)
Segment profit	$44,640	$4,882	$49,522	$59,136	$5,919	$65,055
Acquisition-related costs			(1,197)			(603)
D&A expenses			(10,080)			(10,284)
Gain on disposition of PPE			246			201
Foreign exchange gain (loss)			683			(734)
Operating income			$39,174			$53,635
Other income			352			173
Income tax expense			(9,532)			(13,217)
Net income			$29,994			$40,591

Ritchie Bros.	12

	Nine months ended September 30, 2016			Year ended December 31, 2016
	Auctions and Marketplaces	Other	Consolidated	Auctions and Marketplaces	Other	Consolidated
Revenues	$395,228	$24,398	$419,626	$531,826	$34,569	$566,395
Costs of services, excluding D&A	(49,213)	(608)	(49,821)	(65,248)	(814)	(66,062)
SG&A expenses	(200,967)	(8,428)	(209,395)	(273,179)	(10,350)	(283,529)
Impairment loss	(28,243)	-	(28,243)	(28,243)	-	(28,243)
Segment profit	$116,805	$15,362	$132,167	$165,156	$23,405	$188,561
Acquisition-related costs			(7,198)			(11,829)
D&A expenses			(30,560)			(40,861)
Gain on disposition of PPE			1,017			1,282
Foreign exchange loss			(332)			(1,431)
Operating income			$95,094			$135,722
Other income (expense)			420			(5,228)
Income tax expense			(29,929)			(36,982)
Net income			$65,585			$93,512

Selected Data

(Unaudited)

Selected balance sheet data

(in U.S. $000's)	September 30,	December 31,
	2017	2016
Current assets	$621,455	$377,998
Current liabilities	519,391	252,834
Working capital	$102,064	$125,164
Total assets	$2,129,864	$1,599,533
Long-term debt	817,885	595,706
Stockholders' equity	714,735	687,057

Selected operating data

As at and for the nine months ended September 30,	2017	2016
Auctions and Marketplaces segment Revenue Rate	12.62%	12.00%
Number of consignments at industrial auctions	41,950	39,250
Number of bidder registrations at industrial auctions	404,000	395,500
Number of buyers at industrial auctions	100,650	101,000
Number of lots at industrial auctions	276,000	294,000
Number of permanent auction sites	39	39
Number of regional auction sites	6	6
Total auction sites	45	45
Number of industrial auctions	169	162
Number of revenue producers	434	354
Number of territory managers	372	304

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Average industrial auction data

Nine months ended September 30,	2017	2016
GTV	$17.1 million	$18.4 million
Bidder registrations	2,390	2,442
Consignors	248	243
Lots	1,637	1,802

Non-GAAP Measures

This news release makes reference to various non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The following tables present adjusted operating income (non-GAAP measure) and adjusted operating income margin (non-GAAP measure) results for the three and nine months, respectively, ended September 30, 2017 and 2016, as well as reconcile those metrics to operating income, revenues, and operating income margin, which are the most directly comparable GAAP measures in, or calculated from, the consolidated income statements:

(in U.S. $000's)	Three months ended September 30,
			Change
	2017	2016	2017 over 2016
Operating income	$16,931	$2,285	641%
Pre-tax adjusting item:
Impairment loss	-	28,243	(100%)
Adjusted operating income
(non-GAAP measure)	16,931	30,528	(45%)
Revenues	$141,047	$128,876	9%

Operating income margin	12.0%	1.8%	1020	bps
Adjusted operating income margin
(non-GAAP measure)	12.0%	23.7%	-1170	bps

(in U.S. $000's)	Nine months ended September 30,
			Change
	2017	2016	2017 over 2016
Operating income	$67,416	$95,094	(29%)
Pre-tax adjusting items:
Accelerated vesting of assumed options	4,752	-	100%
Acquisition and finance structure advisory	9,063	-	100%
Severance and retention	1,447	-	100%
Impairment loss	8,911	28,243	(68%)
Adjusted operating income
(non-GAAP measure)	91,589	123,337	(26%)
Revenues	$431,732	$419,626	3%

Operating income margin	15.6%	22.7%	-710	bps
Adjusted operating income margin
(non-GAAP measure)	21.2%	29.4%	-820	bps

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The first nine months 2017 adjusting items were $4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Merger, $9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs, $1.4 million ($0.9 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Merger, and an $8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets.

The third quarter and first nine months 2016 adjusting item was a $28.2 million ($26.4 million after tax, or $0.25 per diluted share) impairment loss on the Company’s EquipmentOne reporting unit goodwill and customer relationships.

The following tables present adjusted net income attributable to stockholders (non-GAAP measure) and diluted adjusted EPS attributable to stockholders (non-GAAP measure) results for the three and nine months ended September 30, 2017 and 2016, as well as reconciles those metrics to net income (loss) attributable to stockholders, the effect of dilutive securities, the weighted average number of dilutive shares outstanding, and diluted earnings (loss) per share attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements:

(in U.S. $000's, except share and	Three months ended September 30,
per share data)			Change
	2017	2016	2017 over 2016
Net income (loss) attributable to stockholders	$10,261	$(5,137)	300%
Pre-tax adjusting items: Impairment loss	-	28,243	(100%)
Deferred income tax effect of adjusting items:
Impairment loss	-	(1,798)	(100%)
Adjusted net income attributable to stockholders (non-GAAP measure)	$10,261	$21,308	(52%)
Effect of dilutive securities	$-	$-	-
Weighted average number of dilutive shares outstanding	108,178,303	107,525,051	1%

Diluted earnings (loss) per share attributable to stockholders	$0.09	$(0.05)	280%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.09	$0.20	(55%)

Ritchie Bros.	15

(in U.S. $000's, except share and	Nine months ended September 30,
per share data)			Change
	2017	2016	2017 over 2016
Net income attributable to stockholders	$38,273	$63,979	(40%)
Pre-tax adjusting items:
Accelerated vesting of assumed options	4,752	-	100%
Acquisition and finance structure advisory	9,063	-	100%
Severance and retention	1,447	-	100%
Impairment loss	8,911	28,243	(68%)
Current income tax effect of adjusting items:
Acquisition and finance structure advisory	(2,447)	-	100%
Severance and retention	(564)	-	100%
Deferred income tax effect of adjusting items:
Impairment loss	(2,361)	(1,798)	31%
Current income tax adjusting item:
Change in uncertain tax provision	2,290	-	100%
Adjusted net income attributable to stockholders (non-GAAP measure)	$59,364	$90,424	(34%)
Effect of dilutive securities	$(50)	$-	100%
Weighted average number of dilutive shares outstanding	108,069,624	107,221,390	1%

Diluted EPS attributable to stockholders	$0.35	$0.60	(42%)
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.55	$0.84	(35%)

The first nine months 2017 adjusting items were $4.8 million ($4.8 million before tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Merger, $6.6 million ($9.1 million before tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs, $0.9 million ($1.4 million before tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Merger, and a $6.6 million ($8.9 million before tax, or $0.06 per diluted share) impairment loss recognized on various technology assets during the second quarter of 2017. In addition, there was a $2.3 million (or $0.02 per diluted share) charge related to the change in uncertain tax provisions incurred in the first quarter of 2017.

The third quarter and first nine months 2016 adjusting item was a $26.4 million ($28.2 million before tax, or $0.25 per diluted share) impairment loss on the Company’s EquipmentOne reporting unit goodwill and customer relationships.

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

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